Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2017 Financial Results

SECAUCUS, N.J. – November 6, 2017 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its third quarter and nine months ended September 30, 2017.

Third Quarter 2017 Financial Highlights Compared to Prior Year Period

•	Net Sales of $41.2 million, up 19.3%
•	Net Loss of $0.2 million compared to net income of $0.6 million
•	Adjusted EBITDA of $5.6 million compared to $5.3 million
•	Freshpet Fridges increased 8.5% to 17,650 from 16,261

“Our third quarter results reflect the continued growth behind the increased media investment supporting our Feed the Growth strategy. We are pleased with the progress we have made in both net sales and gross margin improvement,” said Billy Cyr, Freshpet’s Chief Executive Officer.  “Going forward, we expect to continue to generate solid growth for the balance of the year, and we remain confident in our ability to achieve our longer term 2020 financial objectives.”

Third Quarter 2017

Third quarter of 2017 net sales increased 19.3% to $41.2 million compared to $34.5 million for the third quarter of 2016. The Company’s core fresh refrigerated product offering grew 21.2% as compared to the same period in the prior year.  Net sales for the quarter were driven by velocity gains and an 8.5% increase in Freshpet Fridges to 17,650 as of September 30, 2017, as compared to the prior year period.

Gross profit was $19.5 million, or 47.3% as a percentage of net sales for the third quarter of 2017, compared to $15.4 million, or 44.4% as a percentage of net sales, in the same period last year. For the third quarter 2017, Adjusted Gross Profit was $21.0 million, or 50.9% as a percentage of net sales, compared to $17.1 million, or 49.6% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $19.3 million for the third quarter of 2017 compared to $14.5 million in the prior year period. As a percentage of net sales, SG&A increased to 46.9% for the third quarter of 2017 compared to 42.1% in the third quarter of 2016. Adjusted SG&A as a percentage of net sales increased to 44.0% compared to 40.8% in the third quarter of 2016. The increase in SG&A is primarily due to the Company’s planned increased media spend of $2.0 million compared to the prior year period. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net Loss was $0.2 million for the third quarter of 2017 compared to net income of $0.6 million for the prior year period. The higher net loss was primarily due to increased media spend partially offset by increased net sales and improved gross profit.

Adjusted EBITDA was $5.6 million for the third quarter of 2017, compared to $5.3 million in the third quarter 2016. The improvement in Adjusted EBITDA was primarily due to increased net sales and improved gross profit, partially offset by increased media spend. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

First Nine Months of 2017

Net sales increased 16.9% to $115.7 million for the nine months ended September 30, 2017 compared to $99.0 million for the prior year period. The Company’s core fresh refrigerated product offering grew 19.4% as compared to the same period in the prior year. Net sales for the first nine months of 2017 were driven by velocity gains and an increase in Freshpet fridge store locations as compared to the prior year period.

Gross profit was $53.5 million, or 46.2% as a percentage of net sales for the nine months ended September 30, 2017, compared to $45.2 million, or 45.6% as a percentage of net sales, in the same period last year. For the nine months ended September 30, 2017, Adjusted Gross Profit was $57.8 million, or 50.0%, as a percentage of net sales, compared to $49.0 million, or 49.5% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $57.8 million for the nine months ended September 30, 2017 compared to $48.9 million in the prior year period.  As a percentage of net sales, SG&A increased to 50.0% for the nine months ended September 30, 2017 compared to 49.4% in the same period last year. Adjusted SG&A as a percentage of net sales increased to 47.2% for the nine months ended September 30, 2017 compared to 44.8% in the prior year period. The increase in SG&A is primarily due to the Company’s planned increased media spend of $5.0 million compared to the prior year period. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net Loss was $5.8 million for the nine months ended September 30, 2017 compared to net loss of $4.4 million for the prior year period. The higher net loss was primarily related to increased media spend, partially offset by increased net sales and improved gross profit.

Adjusted EBITDA was $10.7 million for the nine months ended September 30, 2017, compared to $11.3 million in the prior year period.  The decrease in Adjusted EBITDA was primarily related to increased media spend, partially offset by increased net sales and improved gross profit. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

Cash and Net Debt

In September 2017, the Company amended its credit facility, replacing its primarily term-based existing facility of $30 million and $10 million revolver with a straight $30 million revolver and the ability to increase the revolver by an additional $10 million. The New Revolving Facility matures in September 2020. The Company expects to fund its business through cash provided by operations for the remainder of 2017, while continuing to reduce the facility usage. This represents a reduction in the unused rate of between 25 and 75 basis points and a reduction in the total rate of between 200 and 250 basis points.

As of September 30, 2017, the Company had cash and cash equivalents of $2.1 million, debt of $5.5 million and $24.5 million of availability.

Outlook

For full year 2017, the Company reiterated its guidance.   The Company continues to expect the following results:

•

Net Sales to exceed $156 million, an increase of at least 17% from the prior year, consistent with prior guidance, and Adjusted EBITDA to exceed $16 million, a decrease of approximately 10% from the prior year, consistent with prior guidance

•	Freshpet Stores of over 18,200, an increase of approximately 10% from the prior year, consistent with prior guidance

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through November 20, 2017. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671 the passcode is 13672020.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, our foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and are currently testing in the United Kingdom. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures (collectively, “the non-GAAP financial measures”) should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A Expenses
•	Adjusted SG&A Expenses as a % of net sales
•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant start-up expenses and processing and plant depreciation expense.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before non-cash items related to share-based compensation, leadership transition expenses, and fees related to a secondary offering.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, and launch expenses.

Management believes that the non-GAAP measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation and provides additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,069,344	$3,908,177
Accounts receivable, net of allowance for doubtful accounts	12,390,110	8,886,790
Inventories, net	8,690,803	5,402,735
Prepaid expenses	598,499	741,091
Other current assets	876,792	304,560
Total Current Assets	24,625,549	19,243,353
Property, plant and equipment, net	101,422,104	101,493,080
Deposits on equipment	4,057,627	3,620,444
Other assets	2,021,805	2,094,339
Total Assets	$132,127,085	$126,451,216
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	8,231,738	6,884,155
Accrued expenses	6,660,234	4,531,139
Accrued warrants	—	253,391
Borrowings under Credit Facilities	5,500,000	7,000,000
Total Current Liabilities	$20,391,972	$18,668,685
Other liabilities	236,878	—
Total Liabilities	$20,628,850	$18,668,685
STOCKHOLDERS' EQUITY:
Common stock	34,835	33,961
Additional paid-in capital	308,969,771	299,477,706
Accumulated deficit	(197,506,371)	(191,729,136)
Total Stockholders' Equity	111,498,235	107,782,531
Total Liabilities and Stockholders' Equity	$132,127,085	$126,451,216

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
NET SALES	$41,199,780	$34,536,151	$115,682,698	$98,992,060
COST OF GOODS SOLD	21,697,051	19,185,274	62,206,855	53,841,492
GROSS PROFIT	19,502,729	15,350,877	53,475,843	45,150,568
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	19,303,705	14,542,680	57,844,411	48,916,509
(LOSS)/INCOME FROM OPERATIONS	199,024	808,197	(4,368,568)	(3,765,941)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	41,435	41,601	(515,473)	(93,036)
Interest Expense	(465,253)	(214,067)	(830,932)	(490,097)
	(423,818)	(172,466)	(1,346,405)	(583,133)
(LOSS)/INCOME BEFORE INCOME TAXES	(224,794)	635,731	(5,714,973)	(4,349,074)
INCOME TAX EXPENSE	20,754	15,000	62,261	45,000
NET (LOSS)/INCOME	(245,548)	620,731	(5,777,234)	(4,394,074)
NET (LOSS)/INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(245,548)	$620,731	$(5,777,234)	$(4,394,074)
NET (LOSS)/INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.01)	$0.02	$(0.17)	$(0.13)
-DILUTED	$(0.01)	$0.02	$(0.17)	$(0.13)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	34,666,180	33,717,676	34,316,161	33,603,535
-DILUTED	34,666,180	34,171,036	34,316,161	33,603,535

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,777,234)	$(4,394,074)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	30,953	(7,147)
Loss on disposal of equipment and deposits on equipment	97,692	169,797
Share-based compensation	3,292,362	3,459,094
Fair value adjustment for outstanding warrants	334,628	(19,007)
Change in reserve for inventory obsolescence	315,006	113,581
Depreciation and amortization	9,411,173	6,958,113
Amortization of deferred financing costs and loan discount	398,648	109,678
Changes in operating assets and liabilities
Accounts receivable	(3,534,273)	(1,631,493)
Inventories	(3,603,074)	419,060
Prepaid expenses and other current assets	(347,876)	(550,392)
Other assets	(162,488)	(324,893)
Accounts payable	2,307,943	571,388
Accrued expenses	2,129,095	2,445,710
Other liabilities	236,878	—
Net cash flows provided by operating activities	5,129,433	7,319,415
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	—	3,250,000
Acquisitions of property, plant and equipment, software and deposits on equipment	(10,835,532)	(26,083,581)
Net cash flows used in investing activities	(10,835,532)	(22,833,581)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(245,291)	—
Exercise of options to purchase common stock	5,612,557	1,981,066
Proceeds from borrowings under Credit Facilities	7,500,000	10,000,000
Repayment of borrowings under Credit Facilities	(9,000,000)	(1,000,000)
Net cash flows provided by financing activities	3,867,266	10,981,066
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,838,833)	(4,533,100)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,908,177	8,029,413
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,069,344	$3,496,313

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gross Profit (as reported)	$19,503	$15,351	$53,476	$45,151
Depreciation expense (a)	1,448	1,242	4,330	2,660
Plant start-up expenses and processing (b)	—	540	—	1,208
Adjusted Gross Profit	$20,951	$17,133	$57,805	$49,019
Adjusted Gross Profit as a % of Net Sales
Adjusted Gross Profit	$20,951	$17,133	$57,805	$49,019
Net Sales	$41,200	$34,536	$115,683	$98,992
Adjusted Gross Profit as a % of Net Sales	50.9%	49.6%	50.0%	49.5%

(a)Represents non-cash depreciation expense included in Cost of Goods Sold.

(b)Represents additional operating costs incurred in 2016 in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
SG&A expenses (as reported)	$19,304	$14,543	$57,844	$48,917
Non-cash stock based compensation (a)	1,064	716	3,118	3,282
Leadership transition expenses (b)	100	(253)	100	1,327
Adjusted SG&A Expenses	$18,139	$14,080	$54,628	$44,308
Adjusted SG&A Expenses as a % of Net Sales
Adjusted SG&A Expenses	$18,139	$14,080	$54,628	$44,308
Net Sales	$41,200	$34,536	$115,683	$98,992
Adjusted SG&A as a % of Net Sales	44.0%	40.8%	47.2%	44.8%

(a)Represents non-cash stock based compensation expense.

(b)Represents costs detailed within our former Chief Executive Officer’s separation agreement as well as incremental costs associated with leadership transition.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET INCOME/(LOSS) AND ADJUSTED EBITDA

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Dollars in thousands)
Net (Loss)/Income	$(246)	$621	$(5,778)	$(4,394)
Depreciation and amortization	3,216	2,720	9,411	6,957
Interest expense	465	214	831	490
Income tax expense	21	15	62	45
EBITDA	$3,456	$3,570	$4,526	$3,098
Loss on disposal of equipment	7	11	98	170
Launch expense (a)	929	728	2,359	2,038
Plant start-up expenses and processing (b)	—	540	—	1,208
Non-cash stock based compensation (c)	1,133	788	3,292	3,459
Warrant fair valuation (d)	(44)	(47)	335	(19)
Leadership transition expenses (e)	100	(253)	100	1,327
Adjusted EBITDA	$5,580	$5,337	$10,709	$11,281

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents additional operating costs incurred in 2016 in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

(c)Represents non-cash stock based compensation expense.

(d)Represents the change of fair value for the outstanding common stock warrants.  All warrants were converted to common stock in the third quarter of 2017.

(e)Leadership Transition Expenses represent costs detailed within our former Chief Executive Officer’s separation agreement as well as incremental costs associated with leadership transition.